                                                                       Exhibit 4

[LOGO]


NATIONWIDE LIFE INSURANCE COMPANY
One Nationwide Plaza  Columbus, Ohio 43216
(Hereinafter called the Company)
P.O. BOX 182290
COLUMBUS, OHIO  43218-2290
1-800-452-7126  (FOR ANY INQUIRIES)

NATIONWIDE LIFE INSURANCE COMPANY will make annuity payments to the Annuitant beginning on the Income Start Date and continuing thereafter, subject to the terms and conditions of this Contract.

This Contract is provided in return for the Single Purchase Payment (minimum $35,000).

FREE LOOK

UPON DELIVERY OF THIS CONTRACT TO THE OWNER, HE OR SHE WILL HAVE TEN DAYS TO EXAMINE IT AND RETURN IT TO THE HOME OFFICE OF THE COMPANY FOR ANY REASON. IF THE CONTRACT IS RETURNED DURING THIS "FREE LOOK" PERIOD, THE COMPANY WILL REFUND THE CONTRACT VALUE WITHOUT DEDUCTION OF CONTINGENT DEFERRED SALES CHARGES.

IF THE CONTRACT IS ISSUED AS AN IRA AND IS RETURNED WITHIN THE "FREE LOOK" PERIOD, THE COMPANY WILL REFUND THE SINGLE PURCHASE PAYMENT.

Executed for the Company on the Date of Issue.

/s/ Dennis W. Click                          /s/ Joseph J. Gasper
     SECRETARY                                       PRESIDENT


                          READ YOUR CONTRACT CAREFULLY

    INDIVIDUAL SINGLE PURCHASE PAYMENT IMMEDIATE VARIABLE AND/OR FIXED INCOME
                           ANNUITY, NON-PARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

 NOTICE- The details of variable provisions are on pages 9, 13, 14, 15, 16 and
                                      17.

                                    CONTENTS

CONTENTS...............................................................................................2

DEFINITIONS............................................................................................4

GENERAL PROVISIONS.....................................................................................7
         ENTIRE CONTRACT
         NON-PARTICIPATING
         INCONTESTABILITY
         EVIDENCE OF SURVIVAL
         ALTERATION OR MODIFICATION
         ASSIGNMENT
         PROTECTION OF PROCEEDS
         MISSTATEMENT OF AGE OR SEX
         REPORTS
         NUMBER
         RETURN OF CONTRACT DURING FREE LOOK PERIOD

DEDUCTIONS AND CHARGES.................................................................................9
         VARIABLE ACCOUNT CHARGE
         DEDUCTION FOR PREMIUM TAXES

OWNERSHIP PROVISIONS ..................................................................................9
         CONTRACT OWNERSHIP
         JOINT OWNERSHIP
         ANNUITANT/JOINT ANNUITANT
         BENEFICIARY

PURCHASE PAYMENT PROVISIONS..........................................................................12
         SINGLE PURCHASE PAYMENT
         SINGLE PURCHASE PAYMENT ALLOCATION

VARIABLE ACCOUNT.....................................................................................13
         ANNUITY INCOME UNITS
         NET INVESTMENT FACTOR
         SUBSTITUTION OF UNDERLYING MUTUAL FUND SHARES

ANNUITY PROVISIONS...................................................................................14
         INCOME START DATE
         FIXED ANNUITY PAYMENTS
         VARIABLE ANNUITY PAYMENT - FIRST PAYMENT
         VARIABLE ANNUITY PAYMENTS - SUBSEQUENT PAYMENTS
         FREQUENCY AND AMOUNT OF PAYMENTS
         ANNUAL BENEFIT LEVELING

TRANSFERS............................................................................................17

RESTRICTIONS ON WITHDRAWALS..........................................................................18
         RESTRICTIONS ON WITHDRAWALS FROM TSAS
         OTHER WITHDRAWAL PROVISIONS
         SUSPENSION OR DELAY OF WITHDRAWAL

REQUIRED DISTRIBUTION PROVISIONS.....................................................................19
         REQUIRED DISTRIBUTION - NON-QUALIFIED CONTRACTS
         REQUIRED DISTRIBUTION - TSAS AND IRAS

DEATH PROVISIONS PRIOR TO THE INCOME START DATE......................................................22
         DEATH OF OWNER
         DEATH OF ANNUITANT

DEATH PROVISIONS AFTER THE INCOME START DATE.........................................................23
         DEATH OF OWNER
         DEATH OF ANNUITANT

INCOME SPECIFICATIONS............................................................................INSERT

DEFINITIONS
-----------

ANNUITANT - The person upon whose continuation of life any lifetime annuity payments depend. The Annuitant is the recipient of annuity payments.

ANNUITY INCOME UNIT(S) - An accounting unit of measure used to calculate the value of Variable Annuity Payments after the first payment.

ASSUMED INVESTMENT RETURN (AIR) - The net investment return required to maintain level Variable Annuity Payments. The selected Assumed Investment Return is stated in the Income Specifications and will be used in calculating the initial Variable Annuity Payment.

ASSUMED INVESTMENT RETURN FACTOR - The Assumed Investment Return Factor adjusts the Annuity Income Unit value based on the Assumed Investment Return chosen by the Owner and permitted under this Contract.

BENEFICIARY - The person designated to receive certain benefits under the Contract upon the later death of the Annuitant or the Joint Annuitant, if any, as applicable.

CODE - The Internal Revenue Code of 1986, as amended.

COMMUTATION VALUE - The value of future annuity payments that are converted (commuted) into a lump sum. The Commutation Value may be available under certain Income Options (see Income Specifications), and may be available to Beneficiaries when an Annuitant dies before all term certain payments have been made.

COMPANY - Nationwide Life Insurance Company.

CONSTANT MATURITY TREASURY (CMT) RATES - The CMT Rates are interest rate quotations for various maturity durations published by the Federal Reserve Board on a regular basis. These rates represent a readily available and consistently reliable interest rate benchmark in financial markets.

CONTINGENT BENEFICIARY - The person or entity designated to be the Beneficiary if the named Beneficiary is not living at the time of the later death of the Annuitant or Joint Annuitant, if any.

CONTRACT - The rights, benefits, duties, obligations and guarantees set forth in this document, the application and the attached Income Specifications.

CONTRACT OWNER (OWNER(S)) - The person who possesses all rights under the Contract. All references to Owner shall include Joint Owner and all references to Joint Owner shall include Owner unless the context clearly indicates otherwise.

CONTRACT VALUE - The value of any amount allocated to the Variable Account (plus or minus any investment experience), plus any amount designated for the purchase of Fixed Annuity Payments, less any distributions previously made.

DATE OF ISSUE - The date the Contract becomes effective as shown on the Income Specifications.

FIXED ANNUITY PAYMENT(S) - Annuity payments which are guaranteed by the Company as to dollar amount.

HOME OFFICE - The main office of the Company located in Columbus, Ohio.

INCOME OPTION - The type of annuity payments chosen and identified on the Income Specifications.

INCOME SPECIFICATION(S) - Information unique to the individual Owner(s), Annuitant(s), and Beneficiary(ies) who purchase, or have an interest in this Contract, as set forth in the Income Specifications regarding the elected Income Option.

INCOME START DATE - The date annuity payments actually commence.

INDIVIDUAL RETIREMENT ANNUITY (IRA) - An annuity described in Section 408 of the Code, established for the exclusive benefit of the Owner or the Owner's beneficiaries.

INVESTMENT OPTION(S) - The Underlying Mutual Funds which are purchased by the Variable Account and accounted for in separate Sub-Accounts of the Variable Account. The performance of selected Investment Options determines the value of Variable Annuity Payments after the first Variable Annuity Payment.

JOINT ANNUITANT - A person other than the Annuitant upon whose continuation of life any lifetime annuity payments may depend.

JOINT OWNER(S) - The Joint Owner, if any, possesses an undivided interest in the entire Contract in conjunction with the Owner. All references to Joint Owner shall include Owner and all references to Owner shall include Joint Owner unless the context clearly indicates otherwise.

MINIMUM DISTRIBUTION(S) - The amount required to be withdrawn from Tax Sheltered Annuities and IRAs to meet distribution requirements under the Code.

NET ASSET VALUE - The value of one share of an Underlying Mutual Fund at the end of a market day or at the close of the New York Stock Exchange. Net Asset Value is computed by adding the value of all portfolio holdings plus other assets, deducting liabilities and then dividing the result by the number of shares outstanding.

NON-QUALIFIED CONTRACT - A Contract which does not qualify for tax treatment under the provisions of Code Sections 401, 403(a), 403(b) (Tax-Sheltered Annuities), 408 (IRAs) or 408A (Roth IRAs).

SINGLE PURCHASE PAYMENT - The consideration for which this Contract is issued.

SUB-ACCOUNTS - Separate and distinct divisions of the Variable Account. Each Sub-Account corresponds to a specific Underlying Mutual Fund upon which investment performance is based.

TAX SHELTERED ANNUITY (TSA) - An annuity described in Code Section 403(b).

UNDERLYING MUTUAL FUNDS - The registered management investment companies in which the assets of the Sub-Accounts of the Variable Account will be invested.

VALUATION DAY - Each day the New York Stock Exchange is open for business or any other day during which there is a sufficient degree of trading of the Variable Account Underlying Mutual Fund shares such that the current Net Asset Value of its Annuity Income Units might be materially affected.

VALUATION PERIOD - The period of time commencing at the close of a Valuation Day and ending at the close of business for the next succeeding Valuation Day.

VARIABLE ACCOUNT - A separate investment account of the Company into which the Single Purchase Payment may be allocated. The Variable Account supports this Contract and certain other variable annuity contracts the Company may offer.

VARIABLE ACCOUNT VALUE - The amount allocated to the Variable Account plus or minus investment experience minus any distributions from the Variable Account previous made.

VARIABLE ANNUITY PAYMENT(S) - Annuity Payments which are not predetermined or guaranteed as to dollar amount and which vary in amount with the investment experience of the Investment Options.

GENERAL PROVISIONS
------------------

ENTIRE CONTRACT

This Contract makes up the entire agreement between the Company and the Owner(s).

NON-PARTICIPATING

This Contract is non-participating. It will not share in the surplus of the Company.

INCONTESTABILITY

This Contract will not be contested.

EVIDENCE OF SURVIVAL

Where any payments under this Contract depend on a person being alive on a given date, proof that such person is living may be required by the Company. Such proof may be required prior to making the payments.

ALTERATION OR MODIFICATION

Changes in or to the terms of the Contract must be made in writing and signed by the President or Secretary of the Company. No other person can alter or change any of the terms or conditions of the Contract.

Provisions of the Contract may be modified or superseded by the Company as required by the Code, the Internal Revenue Regulations or other relevant provisions of law. Unless otherwise provided, other changes to the Contract will be made only with mutual agreement of the Company and the Owner. A copy of the amendment will be furnished to the Owner.

The Company reserves the right to discontinue any Income Option for new
Contracts.

ASSIGNMENT

This Contract cannot be assigned.

PROTECTION OF PROCEEDS

To the extent permitted by applicable law, proceeds are not subject to the claims of creditors or to legal process.

MISSTATEMENT OF AGE OR SEX

If the age or sex of the Annuitant or Joint Annuitant, if any, has been misstated, all payments and benefits under the Contract will be adjusted. Payments and benefits will be made based on the correct age or sex. The dollar amount of any overpayment will be deducted from the next payment or payments due under the Contract; the dollar amount of any underpayment made by the Company will be paid in full with the next payment due under the Contract.

Proof of age or sex of an Annuitant or Joint Annuitant, if any, may be required at any time in a form satisfactory to the Company.

REPORTS

If an Income Option which includes Variable Annuity Payments is selected, the Company will, at least annually, send a statement to the Owner showing:

1.    the number of Annuity Income Units for each Investment Option; and

2.    the value of an Annuity Income Unit for each Investment Option.

Such statement will include no information about Fixed Annuity Payments since they do not vary from payment to payment.

A confirmation statement will be sent each time amounts are transferred among Investment Options or if partial or full withdrawals, as permitted by Income Option, are taken.

NUMBER

Unless otherwise provided, all references in this Contract which are in the singular form will include the plural; all references in the plural form will include the singular.

RETURN OF CONTRACT DURING FREE LOOK PERIOD

Any Contract, if mailed in the U.S. in an envelope properly addressed, with first class postage affixed, that is returned during the free look period will be deemed to be mailed on the date of the postmark, registration or certification.

DEDUCTIONS AND CHARGES

VARIABLE ACCOUNT CHARGE

The Company deducts a charge of [1.20%] from the Variable Account. This charge is applied on a daily basis at an annual rate against the assets of the Variable Account.

The Company guarantees that the variable account charge will not increase regardless of variations in the Company's expenses or mortality experience.

DEDUCTION FOR PREMIUM TAXES

The Company will deduct any applicable premium taxes from this Contract in compliance with applicable state law. If the Company is required to pay premium taxes prior to any distribution under this Contract, such distribution will be reduced by the amount of the premium tax.

OWNERSHIP PROVISIONS
--------------------

CONTRACT OWNERSHIP

Unless otherwise provided, the Owner has all rights under the Contract. IF THE PURCHASER NAMES SOMEONE OTHER THAN HIMSELF/HERSELF AS OWNER, THE PURCHASER WILL HAVE NO RIGHTS UNDER THE CONTRACT.

Upon application, the Owner designates/elects:

1.   An Annuitant and Joint Annuitant, if applicable;

2. The frequency of payments, Income Option, Assumed Investment Return, and Income Start Date (subject to the restrictions set forth in this Contract);

3.   A Beneficiary and any Contingent Beneficiary, if applicable;

4. The portion of the Single Purchase Payment used to purchase Fixed Annuity Payments and/or Variable Annuity Payments;

5.   The allocation among the Investment Options; and

6.   Any optional benefits that may be provided under the elected Income Option.

Once elected on the application, the Income Option cannot be changed.


Between the Date of Issue and the Income Start Date, the Owner has the right to:

1.   Cancel the Contract during the free look period;

2.   Change the Beneficiary and Contingent Beneficiary;

3.   Change allocations among Investment Options;

4. Elect to take a partial or full withdrawal (the right to take partial or full withdrawals will depend on the Income Option selected and will be subject to any restrictions found in the Death Provisions Prior to Income Start Date section); and

5. Elect or revoke prior election of annual benefit leveling (annual benefit leveling is an optional method of receiving Variable Annuity Payments. Please see the Annual Benefit Leveling section.)

After the Income Start Date and prior to the death of the Annuitant, the Owner has the right to:

1.   Change the Beneficiary and Contingent Beneficiary;

2.   Change allocations among Investment Options;

3. Elect a partial or full withdrawal (the right to take partial or full withdrawals will depend on the Income Option selected and will be subject to any restrictions found in the Death Provisions Prior to Income Start Date section); and

4.   Elect or discontinue annual benefit leveling.

All changes, except those to annual benefit leveling will take effect as of the time such changes are recorded by the Company, whether or not the Owner or Annuitant is living at the time the Company makes such recording. The Company shall have no liability as to any payment made or action taken by the Company before recording of such change.

The Company may require that all changes be made in writing, or in a form otherwise acceptable by the Company. The Company reserves the right to require that a signature(s) be guaranteed by a member firm of a major stock exchange or other depository institution qualified to give such a guaranty.

JOINT OWNERSHIP

Joint Owners must be spouses at the time joint ownership is requested. If a Joint Owner is named, the Joint Owner will possess an undivided interest in the Contract. Unless otherwise permitted by the Company, the exercise of any ownership right shall require a written request signed by both Owners.

If an Owner who is not also the Annuitant dies before the Income Start Date and there is a surviving Joint Owner, the Joint Owner shall become the Owner.

If an Owner who is also the Annuitant dies before the Income Start Date and there is a surviving Joint Owner, the Contract will terminate and the Contract Value will be paid to the Joint Owner.

A Joint Owner can be named only in a Non-Qualified Contract.

ANNUITANT/JOINT ANNUITANT

The Annuitant (and any Joint Annuitant, if applicable) must be age 85 or younger at the time the Contract is issued, unless the Company has approved a request for an Annuitant or Joint

Annuitant older than age 85. Once designated, the Annuitant (and any Joint Annuitant, if applicable) cannot be changed. Joint Annuitants can be elected only if permitted under the elected Income Option.

For Contracts that are issued as IRAs or TSAs, the Owner must be the Annuitant and the entire interest of the Annuitant in the Contract is nonforfeitable. For any such Contract, if a joint and survivor Income Option is elected, the Joint Annuitant must be the spouse of the Annuitant.

BENEFICIARY

The Beneficiary is the person who may receive benefits under the Contract if the Annuitant (and the Joint Annuitant, if any) dies after the Income Start Date.

If more than one Beneficiary survives the Annuitant (and the Joint Annuitant, if any), each will share equally unless otherwise specified on the application. If there is no surviving Beneficiary upon the death of the Annuitant, all Beneficiary rights will vest in the Contingent Beneficiary, and if more than one Contingent Beneficiary survives, each will share equally unless otherwise specified on the application. If no Beneficiary or Contingent Beneficiary survives the Annuitant (and the Joint Annuitant, if any), all Beneficiary rights will vest with the Owner(s), or the estate of the last surviving Owner.

If the Annuitant (and the Joint Annuitant, if any) dies prior to the Income Start Date, the Beneficiary will be entitled to the proceeds of the Contract if there is no surviving Owner or Joint Owner.

PURCHASE PAYMENT PROVISIONS
---------------------------

SINGLE PURCHASE PAYMENT

The Contract is provided in return for a Single Purchase Payment which may not be less than [$35,000.00]. No additional purchase payments will be accepted or permitted. The cumulative total of all purchase payments under this and any other annuity Contract(s) issued by the Company having the same Annuitant may not exceed [$1,000,000] without the prior written consent of the Company.

For Contracts issued as IRAs, except in the case of a rollover contribution (as permitted by Code Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3)) no
contributions will be accepted unless: (1) they are in cash; (2) the total of such contributions shall not exceed any limits set by the Code and (3) all related transactions comply with the provisions of the Code. Any refund of purchase payments will be applied before the close of the calendar year following the year of the refund toward the payment of future premiums or the purchase of additional benefits.

For Contracts issued as a TSA, the amount of deposits, contributions or payments made by or on behalf of the Owner during any taxable year shall not exceed the Code Section 402(g) limit (as increased from time to time by the Secretary of the Treasury to reflect changes in the cost of living) for the calendar year in which such taxable year begins. The Code Section 402(g) limit applies to deposits, contributions, or payments that are elective deferrals within the meaning of Code Section 402(g)(3) and are made by or on behalf of the Owner under this Contract and all other contracts, plans or arrangements of the Owner's employer. However the maximum amount of deposits, contributions, or payments that may be made by the Owner may be increased or decreased under the provisions of Code Sections 403(b) or 415.

SINGLE PURCHASE PAYMENT ALLOCATION

For any particular Income Option elected, the Single Purchase Payment may be allocated to provide Variable Annuity Payments, Fixed Annuity Payments or a combination of Variable Annuity Payments and Fixed Annuity Payments. The chosen allocation between Fixed Annuity Payments and Variable Annuity Payments is shown on the Income Specifications and may not be changed. For information regarding transfers among Investment Options, see the Transfers section.

VARIABLE ACCOUNT

The Company owns the assets in the Variable Account. Gains and losses from assets allocated to the Variable Account, whether or not realized, will be credited to or charged against the Variable Account without regard to the Company's other gains or losses.

Assets equal to the reserves and other liabilities of the Variable Account will not be charged with liabilities that arise from any other business conducted by the Company.

ANNUITY INCOME UNITS

The value of an Annuity Income Unit for any Valuation Day is determined as follows:

1. The Annuity Income Unit value for the immediately preceding Valuation Day is multiplied by the net investment factor (see below) for the Sub-Account for the Valuation Period ending on the Valuation Day for which the Annuity Income Unit value is being calculated.

2. The result is multiplied by the Assumed Investment Return Factor, shown on the Income Specifications, adjusted for the number of days in the Valuation Period. The Assumed Investment Return Factor adjusts the Annuity Income Unit value based on the Assumed Investment Return chosen by the Owner and permitted under this Contract.

NET INVESTMENT FACTOR

The net investment factor is an index applied to measure the investment performance of a Sub-Account from one Valuation Day to the next. The product of the Assumed Investment Return Factor, adjusted for the number of days in the Valuation Period, and the net investment factor may be greater or less than one and cause the value of an Annuity Income Unit to increase or decrease.

The net investment factor for any Sub-Account for any Valuation Period is determined by: dividing (1) by (2) and subtracting (3) from the result, where:

1.   is the sum of:

          a. the Net Asset Value per share of the Underlying Mutual Fund, determined at the end of the current Valuation Period; plus

          b. the per share amount of any dividend or capital gain distributions made by the Underlying Mutual Fund, if the "ex-dividend" date occurs during the current Valuation Period.


2.   is the net result of:

          a. the Net Asset Value per share of the Underlying Mutual Fund, determined at the end of the last prior Valuation Period; plus or minus

          b. the per share credit or charge for any taxes reserved for the last prior Valuation Period.

3. is a factor representing the variable account charge plus additional charges for any riders or options which become part of the Contract.

For Underlying Mutual Funds that credit dividends on a daily basis and pay such dividends once a month, the net investment factor allows for the monthly reinvestment of these daily dividends.

SUBSTITUTION OF UNDERLYING MUTUAL FUND SHARES

If the shares of the Underlying Mutual Funds should no longer be available for investment by the Variable Account or if in the judgment of the Company's management further investment in such Underlying Mutual Fund shares would be inappropriate in view of the purposes of the Contract, the Company may substitute shares of another Underlying Mutual Fund for shares already purchased or to be purchased through the reallocation of invested amounts.

In the event of such substitution or change, the Company may, by appropriate endorsement, make such changes to this and other contracts of this class as may be necessary to reflect such substitution or change. Nothing contained herein shall prevent the Variable Account from purchasing other securities for other series or classes of contracts.


ANNUITY PROVISIONS
------------------

INCOME START DATE

The Income Start Date is a date chosen by the Owner(s) as the day annuity payments will commence. This date is shown on the Income Specifications. The Income Start Date must be no earlier than the day after the end of the free look period and no later than 60 days after the Date of Issue. The frequency of annuity payment dates selected (monthly, quarterly, semi-annually, or annually) is shown on the Income Specifications.

FIXED ANNUITY PAYMENTS

Fixed Annuity Payments provide a guaranteed amount of income that will be the same on each date a payment is received, unless the Income Option calls for a reduction in annuity income upon the death of the Annuitant or Joint Annuitant or if a withdrawal has been taken.

The Fixed Annuity Payment amount will be determined by the following factors:

1. the portion of the Single Purchase Payment allocated to provide Fixed Annuity Payments;

2. the age and sex (based upon contract type and in compliance with applicable state law) of the Annuitant (and Joint Annuitant, if any);

3.   the Income Option selected;

4.   the frequency of payments;

5.   the Income Start Date;

6.   the deduction of any applicable premium tax; and

7.   the Date of Issue of the Contract.

VARIABLE ANNUITY PAYMENT - FIRST PAYMENT

The first Variable Annuity Payment is determined by the following factors:

1. the portion of the Single Purchase Payment allocated to provide Variable Annuity Payments;

2.   the Variable Account Value on the Income Start Date;

3. the age and sex (based upon contract type and in compliance with applicable state law) of the Annuitant (and Joint Annuitant, if any);

4.   the Income Option selected;

5.   the frequency of payments;

6.   the Income Start Date;

7.   the selected Assumed Investment Return;

8.   the deduction for any applicable premium tax; and

9.   the Date of Issue of the Contract.

VARIABLE ANNUITY PAYMENTS - SUBSEQUENT PAYMENTS

Variable Annuity Payments after the first payment will vary in accordance with the investment performance of the Underlying Mutual Funds selected by the Owner after the investment performance is adjusted by the Assumed Investment Return Factor. The dollar amount of such subsequent payments is determined as follows:

1. For each Sub-Account the Owner has selected, the portion of the first annuity payment that is funded by that Sub-Account is divided by the Annuity Income Unit value for that Sub-Account as of the Income Start Date. This establishes the number of Annuity Income Units which each Sub-Account provides for each Variable Annuity Payment after the first. The number of Annuity Income Units provided by each Sub-Account remains constant during the annuity payment period, except in the following instances:

          - if a reduction applies after the first death when a joint and survivor Income Option has been selected; or

          - if any withdrawal option allowed under the Income Option elected has been exercised; or

          -    if a transfer to or from another Investment Option has been made.

2. The number of Annuity Income Units provided by each Sub-Account is multiplied by the Annuity Income Unit value for that Sub-Account for the Valuation Day for which the payment is due. The sum of these results for all Sub-Accounts in which the Owner is invested establishes the dollar amount of the Variable Annuity Payment.

Subsequent Variable Annuity Payments may be greater or less than the preceding payment, based on whether the net investment performance of selected Investment Options is greater or lesser than the Assumed Investment Return.

FREQUENCY AND AMOUNT OF PAYMENTS

Payments will be made based on the Income Option and frequency selected. Frequencies that may be selected include: monthly, quarterly, semi-annually, or annually. In no event will the Company make payments under an Income Option less frequently than annually.

If any payment would be or becomes less than [$100], the Company has the right to change the frequency of payments to an interval that will result in payments of at least [$100].

ANNUAL BENEFIT LEVELING

If the Owner has elected annual benefit leveling, Variable Annuity Payments will be adjusted to reflect the performance of the Investment Options once every twelve months instead of with every payment. On the Income Start Date or the Income Start Date anniversary on which annual benefit leveling commences, the number of Annuity Income Units necessary to make these payments will be calculated. These Annuity Income Units will be redeemed from the Sub-Accounts and transferred to the Company's general account, where the annual benefit leveling interest rate for that quarter will be used to calculate the guaranteed amount of level payments for the following year.

The level payment calculated on each subsequent Income Start Date anniversary could be higher or lower than the level payment for the previous year.

An election to start or discontinue annual benefit leveling will take effect only on the Income Start Date or Income Start Date anniversary. In order for such an election to take effect on the next Income Start Date anniversary, the Company must receive the election at least five days prior to the Income Start Date anniversary. If an Owner has elected annual benefit leveling the process of calculating leveled Variable Annuity Payments will take place on each subsequent Income Start Date anniversary until the Owner instructs otherwise. However, the Company reserves the right to discontinue offering annual benefit leveling. Should the Company discontinue annual benefit leveling, anyone receiving leveled Variable Annuity Payments will continue to do so until the next Income Start Date anniversary.

TRANSFERS
---------

Any portion of the Single Purchase Payment that is allocated to provide Fixed Annuity Payments may not be transferred to any Sub-Accounts. Similarly, any portion of the Single Purchase Payment that is allocated to provide Variable Annuity Payments may not be transferred to provide Fixed Annuity Payments.

However, any portion of the Single Purchase Payment that is allocated to provide Variable Annuity Payments may be reallocated by the Owner among the Sub-Accounts. Transfers among the Sub-Accounts may occur once daily without charges and penalties. The Company reserves the right to limit such transfers to [12] per year or to assess a fee for any transfer in excess of [12] per year. The Company also reserves the right to refuse any transfer requests submitted by individuals or firms performing market timing services on behalf of multiple Owners, or when disposal or purchase of securities is not reasonably practicable due to actions taken, or limitations imposed, independently by Underlying Mutual Fund companies.

RESTRICTIONS ON WITHDRAWALS
---------------------------

RESTRICTIONS ON WITHDRAWALS FROM TSAS

The withdrawal of interest in the Contract attributable to contributions made pursuant to a salary reduction agreement (within the meaning of Code Section 402(g)(3)(C)), or transfers from a custodial account as described in Code
Section 403(b)(7), may be executed only if otherwise permitted by this Contract and:

         (1) when the Owner attains age 59 1/2, separates from service, dies, or becomes disabled (within the meaning of Code Section 72(m)(7)); or

         (2) in the case of hardship (as defined for purposes of Code Section 401(k)), provided that any withdrawal in the case of hardship may not include any income attributable to salary reduction contributions.

These withdrawal limitations apply to the withdrawal of interest in the Contract attributable to the following:

         (1) salary reduction contributions to Tax Sheltered Annuities made for plan years beginning after December 31, 1988;

         (2) earnings credited to such contracts after the last plan year beginning before January 1, 1989, on amounts attributable to salary reduction contributions; and

         (3)  all amounts transferred from custodial accounts described in Code
              Section 403(b)(7) (except that employer contributions and earnings in such accounts as of December 31, 1988, may be withdrawn in the case of hardship).

Payments pursuant to a qualified domestic relations order (as the term is described and used in the Code) will not violate any withdrawal limitations included herein, but may be subject to restrictions found in the employer's plan or the Code.

OTHER WITHDRAWAL PROVISIONS

To assist in preventing disqualification in the event of a withdrawal during the free look period, the Company will agree to transfer the proceeds to another contract which meets the requirements of Code Section 408 (for IRAs) or Section 403(b) or 408 (for TSAs), upon proper direction by the Owner.

SUSPENSION OR DELAY OF WITHDRAWAL

The Company has the right to suspend or delay the date of any withdrawal from the Variable Account for any period, whether it occurs before or after the Income Start Date:

1.   When the New York Stock Exchange is closed;

2.   When trading on the New York Stock Exchange is restricted;

3. When an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to fairly determine the value of the net assets of the Variable Account; or

4. During any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders.

Rules and regulations of the Securities and Exchange Commission may govern as to whether certain conditions set forth above exist.

Payment of funds from the Variable Account will be made within seven days of receipt of both proper written application and proof of interest satisfactory to the Company.

REQUIRED DISTRIBUTION PROVISIONS
--------------------------------

This Contract is intended to be treated as an "annuity contract" for federal income tax purposes. Accordingly, all provisions of this Contract shall be interpreted and administered in accordance with the requirements of Code Section 72(s). In no event shall any payment be deferred beyond the time limits permitted by Code Section 72(s). The Company reserves the right to amend this Contract to comply with requirements set out in the Code and regulations and rulings thereunder, as they may exist from time to time.

Payments commencing on the Required Beginning Date will not be less than the lesser of the quotient obtained by dividing the entire interest of the Annuitant, determined as of the end of the prior calendar year, by the life expectancy of the Annuitant or the joint and last survivor expectancy of the Annuitant and the Beneficiary (whichever is applicable).

Payments will be calculated by use of the expected return multiples specified in Tables V and VI of Section 1.72-9 of the Income Tax Regulations and calculated in accordance with the calculation methods made available by the Company, prescribed by the regulations and elected by the Owner.

REQUIRED DISTRIBUTION--NON-QUALIFIED CONTRACTS

Upon the death of any Owner or Joint Owner (each of the foregoing "a deceased Owner"), certain distributions for Non-Qualified Contracts are required by Code
Section 72(s). Notwithstanding any provision of the Contract to the contrary, the following distributions shall be made in accordance with such requirements.

         1. If any deceased Owner died on or after the Income Start Date and before the entire interest under the Contract has been distributed, then the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution in effect as of the date of such deceased Owner's death.

         2. If any deceased Owner died prior to the Income Start Date, then the entire interest in the Contract (consisting of either the Death Benefit or the entire value in the Contract reduced by certain charges as set forth elsewhere in the Contract) shall be distributed within 5 years of the death of the deceased Owner, provided however:

         (a) If any portion of such interest is payable to or for the benefit of a natural person who is a surviving Owner, Joint Owner, Annuitant, Beneficiary, or Contingent Beneficiary as the case may be (each a "designated beneficiary"), such portion may, at the election of the designated Beneficiary, be distributed over the life of such designated beneficiary, or over a period not extending beyond the life expectancy of such designated beneficiary, provided that payments begin within one year of the date of the deceased Owner's death (or such longer period as may be permitted by federal income tax regulations). Life expectancy and the amount of each payment will be determined as prescribed by Federal Treasury Regulations.

         (b) If the designated beneficiary is the surviving spouse of the deceased Owner, such spouse may elect to become the Owner of this Contract, and the distributions required under these Required Distribution Provisions will be made upon the death of such spouse.

In the event that the Owner is a person that is not a natural person (e.g., a trust or corporation), then, for purposes of these distribution provisions, (i) the death of the Annuitant shall be treated as the death of any Owner, (ii) any change of the Annuitant shall be treated as the death of any Owner, and (iii) in either case the appropriate distribution required under these distribution rules shall be made upon such death or change, as the case may be. The Annuitant is the primary Annuitant as defined in Code
Section 72(s)(6)(B).

These distribution provisions shall not be applicable to any Contract that is not required to be subject to the provisions of Code Section 72(s) by reason of
Section 72(s)(5) or any other law or rule. Such contracts include, but are not limited to, any Contract issued as a TSA or an IRA.

REQUIRED DISTRIBUTION--TSAS AND IRAS

The entire interest of an Annuitant under an IRA or a TSA will be distributed in a manner consistent with the provisions of Code Section 401(a)(9), including the incidental death benefit requirements of Code Section 401(a)(9)(G), and regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations, as applicable (collectively, "Minimum Distributions"), and, notwithstanding anything else contained herein, will be paid to the Annuitant, over a period not exceeding:

A. the life of the Annuitant or the lives of the Annuitant and the Annuitant's designated beneficiary; or

B. a period not extending beyond the life expectancy of the Annuitant or the life expectancy of the Annuitant and the Annuitant's designated beneficiary.

If the Annuitant's entire interest is to be distributed in equal or substantially equal payments over a period described in A or B, such payments will commence no later than the Required Beginning Date which (1) for an IRA, is not later than the first day of April following the calendar year in which the Annuitant attains age 70 1/2 or (2) for a TSA, is not later than the first day of April following the calendar year in which the Annuitant attains the age of 70 1/2 or retires, whichever is later.

Payments commencing on the Required Beginning Date will not be less than the lesser of the quotient obtained by dividing the entire interest of the Annuitant, determined as of the end of the prior calendar year, by the life expectancy of the Annuitant or the joint and last survivor expectancy of the Annuitant and the Beneficiary (whichever is applicable). Life expectancy of the Annuitant and/or his or her spouse (if such spouse is the Beneficiary) may be recomputed annually if the Annuitant irrevocably elects to do so upon the commencement of such payments. The life expectancy of a nonspouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the Beneficiary attains age 70 1/2 and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year for which life expectancy was first calculated.

If the Annuitant dies on or after the date Minimum Distributions have begun, the remaining Contract interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Owner's death, unless otherwise permitted by the Code.

If the Annuitant dies prior to the commencement of required Minimum Distributions, the interest in the Contract must be distributed by December 31 of the calendar year in which the fifth anniversary of the death occurs unless:

1. the Annuitant names the surviving spouse as the Beneficiary and such spouse elects to receive the Distribution in substantially equal payments over the surviving spouse's life (or a period not exceeding the surviving spouse's life expectancy) and commencing not later than December 31 of the year in which the deceased Annuitant would have attained 70 1/2. If such surviving spouse dies before distributions begin under this provision, this section shall be applied as if the surviving spouse were the Annuitant.

2. the Annuitant names a Beneficiary other than the surviving spouse and such Beneficiary elects to receive a Distribution in substantially equal payments over the Beneficiary's life (or a period not exceeding the Beneficiary's life expectancy) commencing not later than December 31 of the year following the year in which the deceased Annuitant died.

For purposes of this requirement, any amount paid to a child of the Annuitant will be treated as if it has been paid to the surviving spouse if the remainder of the interest becomes payable to the surviving spouse when the child reaches the age of majority.

If the Beneficiary under an IRA is the surviving spouse of the Annuitant, the surviving spouse may elect to treat the Contract as his or her own, whether or not distributions had commenced prior to the death of the Owner. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the Contract, makes a rollover to or from the Contract, or fails to elect any of the above provisions. The result of such an election is that the surviving spouse will be considered the individual for whose benefit the IRA is maintained.

For TSAs these provisions apply only to the value in the Contract of a 403(b) TSA which accrued after December 31, 1986. Amounts accruing prior to January 1, 1987, will be distributed in accordance with the rules in effect prior to the Tax Reform Act of 1986.

DEATH PROVISIONS PRIOR TO THE INCOME START DATE

All provisions relating to the death of the Owner may be subject to the Required Distribution Provisions section.

DEATH OF OWNER

If the Owner who is not the Annuitant dies prior to the Income Start Date, ownership rights will vest in the surviving Joint Owner, if any. If there is no surviving Joint Owner, ownership rights, as outlined in the Contract Ownership section, will vest in the Annuitant. Subject to the Required Distribution Provisions section, the Annuitant will be entitled to receive scheduled annuity payments.

If the Owner is also the Annuitant dies prior to the Income Start Date, the terms of the Death of Annuitant section will apply.

DEATH OF ANNUITANT

If the Annuitant dies prior to the Income Start Date, this Contract will terminate and the Contract Value shall be paid to the surviving Owner.

If there is no surviving Owner, the Beneficiary will be entitled to elect a lump sum distribution or to receive annuity benefits in accordance with the Required Distribution Provisions section.


DEATH PROVISIONS AFTER THE INCOME START DATE
--------------------------------------------


DEATH OF OWNER

If any Owner dies after the Income Start Date, annuity payments will continue to be made to the Annuitant under the originally elected Income Option and ownership rights will vest in any surviving Joint Owner. If there is no surviving Joint Owner, ownership rights will vest in the primary Annuitant.

DEATH OF THE ANNUITANT

If the Annuitant dies after the Income Start Date, the terms of the Income Option as elected by the Owner at time of application will apply.

                              INCOME SPECIFICATIONS

                                   SINGLE LIFE


Annuitant:  [John Doe]                               Single Purchase Payment:  [$35,000]

Annuitant Date of Birth:  [February 2,1935]          Contract Number:  [01-000000000]

Contract Owner:  [John Doe]                          Contract Type:  [Non-qualified]

Joint Owner:  [N/A]                                  Income Start Date:  [November 15, 1999]

                                                     Date of Issue:  [November 1, 1999]

================================================================================



Annuity Payment Frequency: [monthly]

Assumed Investment Return: [3.5%], [5.0%], [6.0%]

AIR Factor:  [.9999058],  [.9998663], [.9998404]

Variable Account Charge:  [1.20%]

Annual Benefit Leveling (ABL) Interest Rate for the first year's payments:
[3.0%]

Allocation of Single Purchase Payment to Fixed Annuity Payments: [XX%], [$XX]

Allocation of Single Purchase Payment to Variable Annuity Payments: [XX%], [$XX]

Fixed Annuity Benefit Payment:  [$100]

DESCRIPTION OF INCOME OPTION

LIFE OPTION

Annuity payments will be paid during the lifetime of the Annuitant.

DEATH OF THE ANNUITANT AFTER THE INCOME START DATE

Payments will cease with the last payment due prior to the death of the Annuitant. No death benefit will be paid.

WITHDRAWAL RESTRICTIONS

No withdrawals other than the scheduled annuity payments are permitted.

                              INCOME SPECIFICATIONS

                        LIFE WITH [10] YEAR TERM CERTAIN

Annuitant:  [John Doe]                               Single Purchase Payment:  [$35,000]

Annuitant Date of Birth:  [February 2,1935]          Contract Number:  [01-000000000]

Contract Owner:  [John Doe]                          Contract Type:  [Non-qualified]

Joint Owner:  [N/A]                                  Income Start Date:  [November 15, 1999]

Beneficiary: [ ]                                     Date of Issue:  [November 1, 1999]


================================================================================



Annuity Payment Frequency: [monthly]

Assumed Investment Return: [3.5%], [5.0%], [6.0%]

AIR Factor: [.9999058],  [.9998663],  [.9998404]

Variable Account Charge:  [1.20%]

Annual Benefit Leveling (ABL) Interest Rate for the first year's payments:
[3.0%]

Fixed Annuity Commutation Value Interest Rate:  [6.0%]

Allocation of Single Purchase Payment to Fixed Annuity Payments: [XX%], [$XX]

Allocation of Single Purchase Payment to Variable Annuity Payments: [XX%], [$XX]

Fixed Annuity Benefit Payment:  [$100]

DESCRIPTION OF INCOME OPTION
----------------------------

LIFE WITH [10] YEAR TERM CERTAIN

Annuity payments will be made during the lifetime of the Annuitant or for [10] years, whichever is longer.

DEATH OF THE ANNUITANT AFTER THE INCOME START DATE

If the Annuitant dies during this [10] year term certain period, the Beneficiary will have the option to continue payments for the remainder of the term certain period or to receive the Commutation Value of the remaining payments in a single lump sum payment described herein.

Once the Company has been notified of the Annuitant's death, Fixed Annuity Payments and Variable Annuity Payments will be suspended until the Company has received proper proof of death and complete instructions to either continue payments or pay the death benefit in a single lump sum. In addition, the Commutation Value of the Variable

Annuity Payments will be transferred to the money market Investment Option no later than the Valuation Day following receipt by the Company of notification of death.

Once the Company receives proper proof of death and complete instructions, the Company will make any payments that were suspended. The amount of each suspended Variable Annuity Payment will be determined using the Annuity Income Unit values for the money market Investment Option on the date the Variable Annuity Payment was originally scheduled to be made. No interest will be paid on any payments that were suspended. Once payments have resumed, the Beneficiary shall have the right to make any transfers to other Investment Options allowed by this Contract.

DEATH BENEFIT AS A SINGLE LUMP SUM PAYMENT

Should the Beneficiary elect to receive the death benefit in a single lump sum payment, the value of the remaining term certain period payments will be calculated as follows:

     Commutation Value of Variable Annuity Payments

     The Commutation Value of Variable Annuity Payments is equal to the present value of the Variable Annuity Payments remaining in the term certain period calculated using the Assumed Investment Return for the Contract and the Annuity Income Unit Values determined at the next unit value calculation after the Company received the request for a single lump sum payment in good order.

     However, the calculation of the Commutation Value of Variable Annuity Payments takes into account annual benefit leveling by including the present value of the leveled Variable Annuity Payments scheduled to be paid after the date the Company receives complete instructions, but before the next Income Start Date anniversary. This present value will be calculated using the annual benefit leveling interest rate that was assumed when the leveled payment amount was calculated.

     Commutation Value of Fixed Annuity Payments

     The Commutation Value of Fixed Annuity Payments is equal to the present value of the Fixed Annuity Payments remaining in the term certain period calculated using the adjusted contract rate.

     The adjusted contract rate equals the fixed annuity Commutation Value interest rate (shown on the first page of the Income Specifications) plus the interest rate adjustment.

     Interest Rate Adjustment = CMT(c) - CMT(i) where;

     CMT(c) = the 10-year Constant Maturity Treasury (CMT) Rate in effect on the date the instruction to pay a single lump sum death benefit is received in the Home Office, in good order; and

     CMT (i) = the 10-year Constant Maturity Treasury (CMT) Rate in effect on the Date of Issue.

     The CMT Rates are interest rate quotations for various maturity durations published by the Federal Reserve Board on a regular basis. These rates represent a readily available and consistently reliable interest rate benchmarks in financial markets.

     If the Federal Reserve Board halts publication of CMT Rates, or if for any reason the CMT Rates are not available to be relied upon, the Company will use appropriate rates based on treasury bond yields.

NOTIFICATION TO THE COMPANY

Instructions regarding payment of the death benefit must be in writing or in a form otherwise acceptable to the Company. The Company reserves the right to require that the signature(s) be guaranteed by a member firm of a major stock exchange or other depository institution qualified to give such a guaranty.

If a lump sum death benefit has been elected, the Commutation Value will be paid to the Beneficiary within seven days of receipt of proper proof of death and instructions satisfactory to the Company.

WITHDRAWAL RESTRICTIONS

No withdrawals other than the death benefit or the scheduled annuity payments are permitted.

                              INCOME SPECIFICATIONS

                          SINGLE LIFE WITH CASH REFUND

Annuitant:  [John Doe]                               Single Purchase Payment:  [$35,000]

Annuitant Date of Birth: [February 2,1963]           Contract Number:  [01-000000000]

Contract Owner:  [John Doe]                          Contract Type:  [Non-qualified]

Joint Owner:  [N/A]                                  Income Start Date:  [January 10, 1999]

Beneficiary [  ]                                     Date of Issue:  [January 1, 1999]

================================================================================

Annuity Payment Frequency: [monthly]

Assumed Investment Return: [3.5%], [5.0%], [6.0%]

AIR Factor: [.9999058], [.9998663], [.9998404]

Variable Account Charge:  [1.20%]

Annual Benefit Leveling (ABL) Interest Rate for the first year's payments:
[3.0%]

Allocation of Single Purchase Payment to Fixed Annuity Payments: [XX%], [$XX]

Allocation of Single Purchase Payment to Variable Annuity Payments: [XX%], [$XX]

Fixed Annuity Benefit Payment:  [$100]


DESCRIPTION OF INCOME OPTION
----------------------------

SINGLE LIFE WITH CASH REFUND

Annuity payments will be made during the lifetime of the Annuitant.





DEATH OF THE ANNUITANT AFTER THE INCOME START DATE

If the Annuitant dies prior to receiving aggregate annuity payments that are at least equal to the Single Purchase Payment less any premium tax, the difference between the aggregate annuity payments and the Single Purchase Payment less any premium tax will be paid to the Beneficiary in a single lump sum.


WITHDRAWAL RESTRICTIONS

No withdrawals other than the death benefit or the scheduled annuity payments are permitted.

                              INCOME SPECIFICATIONS

                         JOINT AND [100%] LAST SURVIVOR



Annuitant:  [John Doe]                               Single Purchase Payment:  [$35,000]

Annuitant Date of Birth:  [February 2,1963]          Contract Number:  [01-000000000]

Contract Owner:  [John Doe]                          Contract Type:  [Non-qualified]

Joint Owner:  [N/A]                                  Income Date:  [January 1, 2010]

                                                     Date of Issue:  [January 1, 1999]

Joint Annuitant:  [Mary Doe]                         Joint Annuitant Date of Birth: [March 8, 1930]


================================================================================

Annuity Payment Frequency:  [monthly]

Assumed Investment Return:  [3.5%],  [5.0%],  [6.0%]

AIR Factor: [.9999058],  [.9998663],  [.9998404]

Variable Account Charge:  [1.20%]

Annual Benefit Leveling (ABL) Interest Rate for the first year's payments:
[3.0%]

Allocation of Single Purchase Payment to Fixed Annuity Payments: [XX%], [$XX]

Allocation of Single Purchase Payment to Variable Annuity Payments: [%XX], [$XX]

Fixed Annuity Benefit Payment:  [$100]



DESCRIPTION OF INCOME OPTION
----------------------------

JOINT AND [100%] LAST SURVIVOR

Annuity payments will continue during the joint lifetimes of the Annuitant and Joint Annuitant. After the death of either the Annuitant or Joint Annuitant, payments of [100%] of the amount that would have been paid if both were living will be made for the life of the survivor.

DEATH OF THE ANNUITANT/JOINT ANNUITANT AFTER THE INCOME START DATE

Payments will cease with the last payment due prior to the death of the last survivor of the Annuitant and Joint Annuitant. No death benefit will be paid.

WITHDRAWAL RESTRICTIONS

No withdrawals other than the scheduled annuity payments are permitted.

                              INCOME SPECIFICATIONS

           JOINT AND [100%] LAST SURVIVOR WITH [10] YEAR TERM CERTAIN

Annuitant:  [John Doe]                                Single Purchase Payment:  [$35,000]

Annuitant Date of Birth:  [February 2,1963]           Contract Number:  [01-000000000]

Contract Owner:  [John Doe]                           Contract Type:  [Non-qualified]

Joint Owner:  [N/A]                                   Income Start Date:  [January 10, 1999]

Beneficiary: [  ]                                     Date of Issue:  [January 1, 1999]

Joint Annuitant: [ Mary Doe]                          Joint Annuitant Date of Birth: [March 8, 1930]

================================================================================

Annuity Payment Frequency: [monthly]

Assumed Investment Return: [3.5%], [5.0%], [6.0%]

AIR Factor:  [.9999058], [.9998663], [.9998404]

Variable Account Charge:  [1.20%]

Annual Benefit Leveling (ABL) Interest Rate for the first year's payments:
[3.0%]

Fixed Annuity Commutation Value Interest Rate: [3.0%]

Allocation of Single Purchase Payment to Fixed Annuity Payments: [XX%], [$XX]

Allocation of Single Purchase Payment to Variable Annuity Payments: [XX%], [$XX]

Fixed Annuity Benefit Payment:  [$100]

DESCRIPTION OF INCOME OPTION

JOINT AND LAST SURVIVOR WITH [10] YEAR TERM CERTAIN

Annuity payments will be made during the joint lifetimes of the Annuitant and Joint Annuitant. After the death of either the Annuitant or Joint Annuitant, payments of [100%] of the amount that would have been paid if both were living will be made for the life of the survivor.

DEATH OF THE ANNUITANT AND JOINT ANNUITANT AFTER THE INCOME START DATE
----------------------------------------------------------------------

If the Annuitant and Joint Annuitant die during this [10] year term certain period, the Beneficiary will have the option to continue payments for the remainder of the period or to receive the Commutation Value of the remaining payments in a single lump sum payment described herein.

Once the Company has been notified of the Annuitant's and Joint Annuitant's death, Fixed Annuity Payments and Variable Annuity Payments will be suspended until the Company has received proper proof of death and complete instructions to either continue payments or pay the death benefit in a single lump sum. In addition, the Commutation

Value of the Variable Annuity Payments will be transferred to the money market Investment Option no later than the Valuation Day following receipt by the Company of notification of death.

Once the Company receives proper proof of death and complete instructions, the Company will make any payments that were suspended. The amount of each suspended Variable Annuity Payment will be determined using the Annuity Income Unit values for the money market Investment Option on the date the Variable Annuity Payment was originally scheduled to be made. No interest will be paid on any payments that were suspended. Once payments have resumed, the Beneficiary shall have the right to make any transfers to other Investment Options allowed by this Contract.

DEATH BENEFIT AS A SINGLE LUMP SUM PAYMENT

Should the Beneficiary elect to receive the death benefit in a single lump sum payment, the value of the remaining term certain period payments will be calculated as follows:

     Commutation Value of Variable Annuity Payments

     The Commutation Value of Variable Annuity Payments is equal to the present value of the Variable Annuity Payments remaining in the term certain period calculated using the Assumed Investment Return for the Contract and the Annuity Income Unit values determined at the next unit value calculation after the Company received the request for a single lump sum payment in good order.

     However, the calculation of the Commutation Value of Variable Annuity Payments takes into account annual benefit leveling by including the present value of the leveled Variable Annuity Payments scheduled to be paid after the date the Company receives complete instructions, but before the next Income Start Date anniversary. This present value will be calculated using the annual benefit leveling interest rate that was assumed when the leveled payment amount was calculated.

     Commutation Value of Fixed Annuity Payments

     The Commutation Value of Fixed Annuity Payments is equal to the present value of the Fixed Annuity Payments remaining in the term certain period are calculated using the adjusted contract rate.

     The adjusted contract rate equals the fixed annuity Commutation Value interest rate (shown on the first page of the Income Specifications) plus the interest rate adjustment.

     Interest Rate Adjustment = CMT(c) - CMT (i) where;

     CMT (c) = the 10-year Constant Maturity Treasury (CMT) Rate in effect on the date the instruction to pay a single lump sum death benefit is received in the Home Office, in good order; and

     CMT (i) = the 10-year Constant Maturity Treasury (CMT) Rate in effect on the Date of Issue.

     The CMT Rates are interest rates quotations for various maturity durations published by the Federal Reserve Board on a regular basis. These rates represent a readily available and consistently reliable interest rate benchmark in financial markets.

     If the Federal Reserve Board halts publication of the CMT Rates, or if for any reason the CMT Rates are not available to be relied upon, the Company will use appropriate rates based on Treasury bond yields.

NOTIFICATION TO THE COMPANY

Instructions regarding payment of the death benefit must be in writing or in a form otherwise acceptable to the Company. The Company reserves the right to require that the signature(s) be guaranteed by a member firm of a major stock exchange or other depository institution qualified to give such a guaranty.

If a lump sum death benefit has been elected, the Commutation Value will be paid to the Beneficiary within seven days of receipt of proper proof of death and instructions satisfactory to the Company.

WITHDRAWAL RESTRICTIONS

No withdrawals other than the death benefit and the scheduled annuity payments are permitted.

                              INCOME SPECIFICATIONS

                 JOINT AND [100%] LAST SURVIVOR WITH CASH REFUND


Annuitant:  [John Doe]                                     Single Purchase Payment:  [$35,000]

Annuitant Date of Birth:  [February 2,1935]                Contract Number:  [01-000000000]

Contract Owner:  [John Doe]                                Contract Type:  [Non-qualified]

Joint Owner:  [N/A]                                        Income Start Date:  [November 15, 1999]

Beneficiary: [  ]                                          Date of Issue:  [November 1, 1999]

Joint Annuitant [Mary Doe]                                 Joint Annuitant Date of Birth: [March 8, 1930]

================================================================================

Annuity Payment Frequency: [monthly]

Assumed Investment Return: [3.5%], [5.0%], [6.0%]

AIR Factor: [.9999058],  [.9998663], [.9998404]

Variable Account Charge:  [1.20%]

Annual Benefit Leveling (ABL) Interest Rate for the first year's payments:
[3.0%]

Allocation of Single Purchase Payment to Fixed Annuity Payments: [XX%], [$XX]

Allocation of Single Purchase Payment to Variable Annuity Payments: [XX%], [$XX]

Fixed Annuity Benefit Payment:  [$100]



DESCRIPTION OF INCOME OPTION
----------------------------

JOINT AND [100%] LAST SURVIVOR WITH CASH REFUND

Annuity payments will be made during the joint lifetimes of the Annuitant and Joint Annuitant.

DEATH OF THE ANNUITANT/JOINT ANNUITANT AFTER THE INCOME START DATE

After the death of either the Annuitant or Joint Annuitant, payments of [100%] of the amount that would have been paid if both were living will be made for the life of the survivor. If the survivor dies prior to when aggregate annuity payments have been made that are at least equal to the Single Purchase Payment less any premium tax, the difference between the aggregate annuity payments and the Single Purchase Payment less any premium tax will be paid to the Beneficiary in a single lump sum.

WITHDRAWAL RESTRICTIONS

No withdrawals other than the death benefit and scheduled annuity payments are permitted.

                              INCOME SPECIFICATIONS

                            JOINT AND [50%] SURVIVOR


Annuitant:  [John Doe]                            Single Purchase Payment:  [$35,000]

Annuitant Date of Birth:  [February 2,1935]       Contract Number:  [01-000000000]

Contract Owner:  [John Doe]                       Contract Type:  [Non-qualified]

Joint Owner:  [N/A]                               Income Start Date:  [November 15, 1999]

                                                  Date of Issue:  [November 1, 1999]

Joint Annuitant [Mary Doe]                        Joint Annuitant Date of Birth: [March 8, 1930]

================================================================================

Annuity Payment Frequency: [monthly]

Assumed Investment Return: [3.5%], [5.0%], [6.0%]

AIR Factor: [.9999058], [.9998663], [.9998404]

Variable Account Charge: [1.20%]

Annual Benefit Leveling (ABL) Interest Rate for the first year's payments:
[3.0%]

Allocation of Single Purchase Payment to Fixed Annuity Payments: [XX%], [$XX]

Allocation of Single Purchase Payment to Variable Annuity Payments: [XX%], [$XX]

Fixed Annuity Benefit Payment:  [$100]

DESCRIPTION OF INCOME OPTION

JOINT AND [50%] SURVIVOR

Annuity payments will be made during the joint lifetimes of the Annuitant and Joint Annuitant.

DEATH OF THE ANNUITANT AFTER THE INCOME START DATE

After the death of the Annuitant, payments of [50%] of the amount that would have been paid if the Annuitant were living will be made for the life of the Joint Annuitant. If the Joint Annuitant dies before the Annuitant, the [50%] reduction does not apply.

Payments will cease with the last payment due prior to the death of the last survivor of the Annuitant and Joint Annuitant. No death benefit will be paid.

WITHDRAWAL RESTRICTIONS

No withdrawals other than the scheduled annuity payments are permitted.

                              INCOME SPECIFICATIONS

                             [10] YEAR TERM CERTAIN


Annuitant:  [John Doe]                               Single Purchase Payment:  [$35,000]

Annuitant Date of Birth:  [February 2,1935]          Contract Number:  [01-000000000]

Contract Owner:  [John Doe]                          Contract Type:  [Non-qualified]

Joint Owner:  [N/A]                                  Income Start Date:  [November 15, 1999]

Beneficiary: [ ]                                     Date of Issue:  [November 1, 1999]

================================================================================

Annuity Payment Frequency: [monthly]

Assumed Investment Return: [3.5%], [5.0%], [6.0%]

AIR Factor: [.9999058],  [.9998663], [.9998404]

Variable Account Charge:  [1.20%]

Annual Benefit Leveling (ABL) Interest Rate for the first year's payments:
[3.0%]

Fixed Annuity Commutation Value Interest Rate: [6.0%]

Allocation of Single Purchase Payment to Fixed Annuity Payments: [XX%], [$XX]

Allocation of Single Purchase Payment to Variable Annuity Payments: [XX%], [$XX]

Fixed Annuity Benefit Payment:  [$100]



DESCRIPTION OF INCOME OPTION
----------------------------

[10] YEAR TERM CERTAIN

Annuity payments will be made for a period of [10] years.

The Owner may elect at any time prior to the death of the Annuitant to withdraw all or part of the value of the Contract. Withdrawals may be subject to a Contingent Deferred Sales Charge (CDSC) as described herein.

If the Annuitant dies during the [10] year term certain period, the Beneficiary will have the option to continue payments for the remainder of the period or to receive the Commutation Value of the remaining payments in a single lump sum payment described herein.

FULL AND PARTIAL WITHDRAWALS
----------------------------

PARTIAL WITHDRAWALS

If a partial withdrawal is elected, the Owner must specify the percentage of the withdrawal to be taken from Fixed Annuity Payments and/or Variable Annuity Payments. In addition, the remaining term certain period payments will be reduced. If a partial withdrawal of Fixed Annuity Payments is elected, the remaining payments will be reduced by the ratio of the withdrawal amount requested from Fixed Annuity Payments, before reduction for any CDSC, to the total Commutation Value available from Fixed Annuity Payments. If a partial withdrawal of Variable Annuity Payments is elected, the number of Annuity Income Units provided by each Sub-Account will be reduced on a pro-rata basis, unless the Owner specifies otherwise.

The minimum partial withdrawal amount allowed is [$2,000.00] and the minimum of each remaining annuity payment must equal [$100] or more. Withdrawals may be subject to a CDSC as described in this Income Specification.

AMOUNTS AVAILABLE FOR WITHDRAWALS

Should the Owner elect at any time to withdrawal all or part of the value of the Contract, the amount available for withdrawal will be calculated as follows:

     Commutation Value of Variable Annuity Payments

     The Commutation Value of Variable Annuity Payments is equal to the present value of the Variable Annuity Payments remaining in the term certain period calculated using the Assumed Investment Return for the Contract and the Annuity Income Unit Values determined at the next unit value calculation after the Company received the request for a withdrawal in good order.




          Annual Benefit Leveling Adjustments -

          If a full withdrawal of the value of the Contract is requested and the annual benefit leveling option is in effect at the time of the request, the present value of the leveled Variable Annuity Payments scheduled to be paid before the next Income Start Date anniversary will be calculated using the annual benefit leveling interest rate that was used to determine those level payments. This amount will be added to the Commutation Value of the Variable Annuity Payments.

          If a partial withdrawal is requested and the annual benefit leveling option is in effect at the time of the request, no portion of the present value of the leveled Variable Annuity Payments scheduled to be paid before the next Income Start Date anniversary will be withdrawn. Only the Commutation Value of the amounts remaining in the Investment Options or of the Fixed Annuity Payments may be withdrawn.

     Commutation Value of Fixed Annuity Payments

     The Commutation Value of Fixed Annuity Payments is equal to the present value of the Fixed Annuity Payments remaining in the term certain period calculated using the adjusted contract rate.

     The adjusted contract rate equals the fixed annuity Commutation Value interest rate (shown on the first page of the Income Specifications) plus the interest rate adjustment.

     Interest Rate Adjustment = CMT(c) - CMT(i) where;

     CMT(c) = the 10-year Constant Maturity Treasury (CMT) Rate in effect on the date the request for a withdrawal is received in the Home Office, in good order; and

     CMT (i) = the 10-year Constant Maturity Treasury (CMT) Rate in effect on the Date of Issue.

     The CMT Rates are interest rate quotations for various maturity durations published by the Federal Reserve Board on a regular basis. These rates represent a readily available and consistently reliable interest rate benchmark in financial markets

     If the Federal Reserve Board halts publication of CMT Rates, or if for any reason the CMT Rates are not available to be relied upon, the Company will use appropriate rates based on Treasury bond yields.

CONTINGENT DEFERRED SALES CHARGES (CDSC)

The Company may assess a CDSC if there are any withdrawals.

The CDSC is calculated by multiplying the applicable CDSC percentages by the amount that is withdrawn. The applicable CDSC will not be applied to any amount in excess of the Single Purchase Payment.

Contingent Deferred Sales Charge (CDSC) Table:

      Years Measured From Date of Issue

                           1      2       3       4       5       6     7     Thereafter
      CDSC %:              6%     6%      5%      5%      4%      3%    2%         0%

NOTIFICATION TO THE COMPANY - FULL OR PARTIAL WITHDRAWALS

Instructions must be in writing or in a form otherwise acceptable to the Company. The Company reserves the right to require that the signature(s) be guaranteed by a member firm of a major stock exchange or other depository institution qualified to give such a guaranty.

The amount withdrawn will be paid to the Owner within seven days of receipt of a proper request and instructions satisfactory to the Company.

DEATH OF THE ANNUITANT AFTER THE INCOME START DATE
--------------------------------------------------

Once the Company has been notified of the Annuitant's death, Fixed Annuity Payments and Variable Annuity Payments will be suspended, and no withdrawals will be allowed until the Company has received proper proof of death and complete instructions to either continue payments or pay the death benefit in a single lump sum. In addition, the Commutation Value of the Variable Annuity Payments will be transferred to the money market Investment Option no later than the Valuation Day following receipt by the Company of notification of death.

Once the Company receives proper proof of death and complete instructions, the Company will make any payments that were suspended. The amount of each suspended Variable Annuity Payment will be determined using the Annuity Income Unit values for the money market Investment Option on the date the Variable Annuity Payment was originally scheduled to be made. No interest will be paid on any payments that were suspended. Once payments have resumed, the Beneficiary shall have the right to make any transfers to other Investment Options allowed by this Contract.

DEATH BENEFIT AS A SINGLE LUMP SUM PAYMENT

Should the Beneficiary elect to receive the death benefit in a single lump sum payment, the value of the term certain period payments remaining after the Company receives proper proof of death and complete instructions will be calculated in the same manner described above in Commutation Value of Variable Annuity Payments and Commutation Value of Fixed Annuity Payments.

NOTIFICATION TO THE COMPANY - CONTINUATION OF PAYMENTS OR SINGLE LUMP SUM

Instructions must be in writing or in a form otherwise acceptable to the Company. The Company reserves the right to require that the signature(s) be guaranteed by a member firm of a major stock exchange or other depository institution qualified to give such a guaranty.

The amount of any lump sum death benefit will be paid to the Beneficiary within seven days of receipt of a proper request and instructions satisfactory to the Company.

                              INCOME SPECIFICATIONS


               [10] YEAR TERM CERTAIN WITH ENHANCED DEATH BENEFIT

Annuitant:  [John Doe]                               Single Purchase Payment:  [$35,000]

Annuitant Date of Birth:  [February 2,1935]          Contract Number:  [01-000000000]

Contract Owner:  [John Doe]                          Contract Type:  [Non-qualified]

Joint Owner:  [N/A]                                  Income Start Date:  [November 15, 1999]

Beneficiary: [ ]                                     Date of Issue:  [November 1, 1999]

================================================================================

Annuity Payment Frequency: [monthly]

Assumed Investment Return: [3.5%], [5.0%], [6.0%]

AIR Factor: [.9999058],  [.9998663 ], [.9998404]

Variable Account Charge:  [1.20%]

Enhanced Death Benefit Charge: [.20%]

Annual Benefit Leveling (ABL) Interest Rate for the first year's payments:
[3.0%]

Fixed Annuity Commutation Value Interest Rate: [6.0%]

Allocation of Single Purchase Payment to Fixed Annuity Payments: [XX%], [$XX]

Allocation of Single Purchase Payment to Variable Annuity Payments: [XX%], [$XX]

Fixed Annuity Benefit Payment:  [$100]

DESCRIPTION OF INCOME OPTION
----------------------------

[10] YEAR TERM CERTAIN WITH ENHANCED DEATH BENEFIT

Annuity payments will be made for a period of [10] years.

The Owner may elect at any time prior to the death of the Annuitant to withdraw all or part of the value of the Contract. Withdrawals may be subject to a Contingent Deferred Sales Charge(CDSC) as described herein.

If the Annuitant dies during the [10] year term certain period, the Beneficiary will have the option to continue payments for the remainder of the period or to receive the Commutation Value of the remaining payments in a single lump sum payment described herein.

Because of the enhanced death benefit associated with this Income Option, the Company will add an additional charge of [.20%] to the variable account charge of [1.20%].

FULL AND PARTIAL WITHDRAWALS
----------------------------

PARTIAL WITHDRAWALS

If a partial withdrawal is elected, the Owner must specify the percentage of the withdrawal to be taken from the Fixed Annuity Payments and/or Variable Annuity Payments. In addition, the remaining term certain period payments will be reduced. If a partial withdrawal of Fixed Annuity Payments is elected, the remaining payments will be reduced by the ratio of the withdrawal amount requested from Fixed Annuity Payments, before reduction for any CDSC, to the total Commutation Value available from Fixed Annuity Payments. If a partial withdrawal of Variable Annuity Payments is elected, the number of Annuity Income Units for each Sub-Account will be reduced on a pro-rata basis, unless the Owner specifies otherwise.

The minimum partial withdrawal amount allowed is [$2,000.00] and the minimum of each remaining annuity payment must equal [$100] or more. Withdrawals may be subject to a CDSC as described in this Income Specification.

AMOUNTS AVAILABLE FOR WITHDRAWALS

Should the Owner elect to withdraw all or part of the value of the Contract, the amount available for withdrawal will be calculated as follows:

     Commutation Value of Variable Annuity Payments

     The Commutation Value of Variable Annuity Payments is equal to the present value of the Variable Annuity Payments remaining in the term certain period calculated using the Assumed Investment Return for the Contract and the Annuity Income Unit values determined at the next unit value calculation after the Company receives the request for a withdrawal in good order.

          Annual Benefit Leveling Adjustments -

          If a full withdrawal of the value of the Contract is requested and the annual benefit leveling option is in effect at the time of the request, the present value of the leveled Variable Annuity Payments scheduled to be paid before the next Income Start Date anniversary will be calculated using the annual benefit leveling interest rate that was used to determine those level payments. This amount will be added to the Commutation Value of the Variable Annuity Payments.

          If a partial withdrawal is requested and the annual benefit leveling option is in effect at the time of the request, no portion of the present value of the leveled Variable Annuity Payments scheduled to be paid before the next Income Start Date anniversary will be withdrawn. Only the Commutation Value of the amounts remaining in the Investment Options or of the Fixed Annuity Payments may be withdrawn.

     COMMUTATION VALUE OF FIXED ANNUITY PAYMENTS
     -------------------------------------------

     The Commutation Value of Fixed Annuity Payments is equal to the present value of the Fixed Annuity Payments remaining in the term certain period calculated using the adjusted contract rate.

     The adjusted contract rate equals the fixed annuity Commutation Value interest rate (shown on the first page of the Income Specifications) plus the interest rate adjustment.

     Interest Rate Adjustment =CMT(c) - CMT(i) where;

     CMT(c) = the 10-year Constant Maturity Treasury (CMT) Rate in effect on the date the request for a withdrawal is received in the Home Office, in good order; and

     CMT (i) = the 10-year Constant Maturity Treasury (CMT) Rate in effect on the Date of Issue.

     The CMT Rates are interest rate quotations for various maturity durations published by the Federal Reserve Board on a regular basis. These rates represent a readily available and consistently reliable interest rate benchmark in financial markets.

     If the Federal Reserve Board halts publication of CMT Rates, or if for any reason the CMT Rates are not available to be relied upon, the Company will use appropriate rates based on Treasury bond yields.

CONTINGENT DEFERRED SALES CHARGE (CDSC)
---------------------------------------

The Company may access CDSC if there are any withdrawals. The CDSC is designed to cover expenses relating to the sale of the Contract.

The CDSC is calculated by multiplying the applicable CDSC percentages shown below by the amount that is withdrawn. The applicable CDSC will not be applied to any amount in excess of the Single Purchase Payment.



Contingent Deferred Sales Charge (CDSC) Table:

      Years Measured From Date of Issue

                           1      2       3       4       5       6     7     Thereafter

      CDSC %:              6%     6%      5%      5%      4%      3%    2%         0%

NOTIFICATION TO THE COMPANY - FULL OR PARTIAL WITHDRAWALS
---------------------------------------------------------

Instructions must be in writing or in a form otherwise acceptable to the Company. The Company reserves the right to require that the signature(s) be guaranteed by a member firm of a major stock exchange or other depository institution qualified to give such a guaranty.

The amount withdrawn will be paid to the Owner within seven days of receipt of a proper request and instructions satisfactory to the Company.

DEATH OF THE ANNUITANT AFTER THE INCOME START DATE
--------------------------------------------------

Once the Company has been notified of the Annuitant's death, Fixed Annuity Payments and Variable Annuity Payments will be suspended, and no withdrawals will be allowed until the Company has received proper proof of death and complete instructions to either continue payments or pay the death benefit in a single lump sum. In addition, the Commutation Value of the Variable Annuity Payments will be transferred to the money market Investment Option no later than the Valuation Day following receipt by the Company of notification of death.

Once the Company receives proper proof of death and complete instructions, the Company will make any payments that were suspended. The amount of each suspended Variable Annuity Payment will be determined using the Annuity Income Unit values for the money market Investment Option on the date the Variable Annuity Payment was originally scheduled to be made. No interest will be paid on any payments that were suspended. If the Company is instructed to resume payments, the Beneficiary shall have the right to make any withdrawals or transfers to other Investment Options allowed by this Contract.

LUMP SUM DEATH BENEFIT OPTION
-----------------------------

If the Beneficiary elects to receive the death benefit in one lump sum, the Beneficiary will receive an amount calculated as described in the Commutation Value of Fixed Annuity Payments for the Fixed Annuity Payments remaining in the term certain period after the Company receives proper proof of death and complete instructions, plus the greater of (1) or (2) where:

          1) is the Commutation Value of Variable Annuity Payments remaining in the term certain period after the Company receives proper proof of death and complete instructions; and

          2) is the Commutation Value of the Variable Annuity Payments remaining in the term certain period after the Company receives proper proof of death and complete instructions, calculated as if each remaining payment would be equal to the highest Variable Annuity Payment the Annuitant received under the Contract prior to the earlier of the Annuitant's attainment of age 80 or the date of the Annuitant's death. This Commutation Value will be calculated using the Assumed Investment Return elected for the Contract, and will be appropriately adjusted for any partial withdrawals that have been taken.

(If the ABL option is in effect, the lump sum death benefit will also include the present value of the leveled Variable Annuity Payments scheduled to be paid after the Company receives complete instructions, but before the next Income Start Date anniversary. This present value will be calculated using the ABL interest rate that was assumed when the leveled payment amount was calculated.)

CONTINUATION OF PAYMENTS DEATH BENEFIT OPTION

If the Beneficiary elects to receive the annuity payments remaining in the [10] year term certain period, the Company will proportionately adjust the number of Annuity Income Units associated with each remaining Variable Annuity Payment to reflect the greater of (1) or (2) as described in the Lump Sum Death Benefit Option, and all remaining Variable Annuity Payments will be paid on the basis of this adjusted number of units. Remaining Fixed Annuity Payments will be paid without enhancement or adjustment.

(If the ABL option is in effect, the amount of the leveled Variable Annuity Payments scheduled to be made after the Company receives complete instructions, but before the next Income Start Date anniversary, will not be changed.)

NOTIFICATION TO THE COMPANY - CONTINUATION OF PAYMENTS OR SINGLE LUMP SUM

Instructions regarding the death benefit must be in writing or in a form otherwise acceptable to the Company. The Company reserves the right to require that the signature(s) be guaranteed by a member firm of a major stock exchange or other depository institution qualified to give such a guaranty.

The amount of any lump sum death benefit will be paid to the Beneficiary within seven days of receipt of a proper request and instructions satisfactory to the Company.